Exhibit 10.6

Ipsidy Inc.

Facility Agreement

THIS FACILITY AGREEMENT is made the 21st day of March 2021 BY and BETWEEN IPSIDY INC. (the “Company”) having a place of business at 670 Long Beach Boulevard, Long Beach, New York 11561 and STEPHEN J. GARCHIK (“Lender”) with an address at 2474 S. Ocean Boulevard, Highland Beach, FL 33487.

WHEREAS, the parties wish to enter into a binding commitment for Lender to provide an unsecured standby credit facility to Company in the amount of $10,000,000 (the “Facility”).

IN CONSIDERATION OF the parties’ mutual promises and covenants hereunder, the adequacy and sufficiency of which each party hereby acknowledges, it is hereby agreed as follows:

1.	The following sets forth the terms of the Facility.

Borrower:	Ipsidy Inc. (the “Company”)
Lender:	Stephen J. Garchik (“Lender”).
Amount and Type of Facility:	$10,000,000 unsecured line of credit facility to be drawn down in several tranches as indicated below.
Use of Proceeds:	Working capital and general corporate purposes.
Interest Rate:	15% per annum paid to Lender of the Notes on a quarterly basis in cash, calculated on the basis of a 360 day year, on the outstanding aggregate balance of the Facility from time to time (“Principal”).
Fees:

Upon the effective date of this Facility Agreement, the Company shall pay the Lender a facility commitment fee by way of the issuance of 100,000 shares of its common stock (“Shares”), which shall be fully paid and non-assessable upon issuance. The Company shall at its cost arrange within 30 days of the date hereof to file a registration statement with the Securities & Exchange Commission (“SEC”) with respect to the resale of the Shares to enable the Shares to be freely tradable.

Lender agrees to provide the Company with all such information regarding the Lender as the Company may require for the purpose of filing such registration statement.

Maturity:	March 31, 2025.
Drawdown:

(a)   Drawdown of the Facility shall be at such times and in such amounts selected by the Company (subject to paragraph (b)), in tranches of not less $500,000 up to the maximum amount of the Facility, at not less than three monthly intervals between drawdowns, on or before March 31, 2025, and subject to there being no Event of Default (as defined in the Facility Agreement).

(b)   On the occasion of each drawdown the Company shall certify that it has no more than $5 million of cash available to it as at the date of the drawdown request.

(c)    Prior to any drawdown hereunder the Company shall issue to Lender a promissory note (the “Note”), with respect to all amounts borrowed under the Facility, containing usual and customary terms for such a note and in such form as shall be reasonably acceptable to the Lender, including but not limited to the following:

(i)   The Note will include covenants comprising: payment, no issuance of other debt in priority to the Notes without consent, continued financial reporting in accordance with SEC requirements.

(ii)  The Note will include customary Events of Default including payment default, insolvency, breach of other covenants with five-day cure, and material misrepresentation or omission in representations.

(d)   Prior to any drawdown hereunder Lender may require Company to deliver such other certificates and documents relating to the Company’s existence, good standing and other usual and customary certificates and related documents for a facility similar to the Facility.

Prepayment:	The Company may choose to prepay the facility at any time, without penalty, in part or in full by paying some or all of the Principal and the related accrued interest to the Lender.
Priority

The Facility will rank pari passu in right of payment to all unsecured indebtedness of the Company, unless otherwise permitted by the Lender.

Lender acknowledges that the Company is planning to enter into secured Convertible Notes to creditors, whose consent the Company requires in order to enter into this transaction, as follows:

(a)   Series of Notes to be issued March 2022 to certain investors (the “2022 Notes”).

Upon conversion or redemption of all amounts outstanding under the 2022 Notes and release of all security over the Company’s assets, the Company will provide a first priority lien to Lender over the Company’s Intellectual Property assets, as they may exist at such time.

The Company agrees that other than the security granted in connection with the 2022 Convertible Notes the Company will not pledge as security for indebtedness incurred by it any material assets prior to the grant of the security to Lender contemplated in this Facility.

Board Seat

Upon request by the Lender the Company agrees to provide for the nomination of one designee specified in writing by the Lender for appointment to the Board of Directors and for subsequent election to the Board of Directors of the Company (the “Nomination Right”) and to recommend such nominee for election to the Board of Directors, provided that the Lender acknowledges that the Nomination Right does not constitute a guarantee of election of such nominee to the Board of Directors. The Company shall be entitled to reject any nominee upon reasonable grounds, or the nominee may not be elected by the stockholders, in which case the Lender may nominate another person to be a director. Such designee shall be subject to and may be required to execute all confidentiality obligations, share dealing codes and other documents and policies relating to insider trading and corporate governance matters, as may be apply to directors of the Company. Such Nomination Right will terminate automatically upon repayment of the full amount due under the Facility.

Expenses

The Company shall reimburse the Lender for all reasonable attorney’s fees incurred by the Lender in the negotiation and execution of this Agreement and in the administration of and enforcement of Lender’s rights under the Facility.

Closing:	The closing shall occur upon execution and delivery of this Facility Agreement.

2.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, United States of America and the parties hereby submit to the exclusive jurisdiction of the courts, Federal and State, located in the State of New York, with venue in New York County, with respect to any dispute or proceedings arising out of or relating to this Agreement, or the Facility.

3.	Notices. All notices to be provided pursuant to this Agreement (and any consents permitted by the terms of this Agreement) shall be in writing and delivered by hand, or sent by e-mail transmission, or other electronic means, or international courier to their respective addresses set forth above with a copy to General Counsel E-mail: legal@ipsidy.com. All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received. Either party may serve notice in accordance with this Section changing their respective addresses for service.

4.	Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including in the case of individuals, their heirs, executors and administrators. This Agreement may not be amended or modified in any respect, except by an instrument in writing signed by the parties. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among the parties, whether written, oral or otherwise, which shall be of no further force or effect as of the effective date of this Agreement. No warranties or representations whether implied by statute or otherwise, or if expressly made prior to the date hereof shall be effective and the same are hereby disclaimed and may not be relied upon by either party, except to the extent that the same are expressly set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto executed this Facility Agreement as of the date first above written.

SIGNED

IPSIDY INC.

BY:	/s/ Thomas L. Thimot
Thomas L. Thimot, CEO

STEPHEN J. GARCHIK

/s/ Stephen J. Garchik

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